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            LETTER TO CLIENTS OF BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

                             REGARDING THE OFFER BY

                         THE NEW SOUTH AFRICA FUND INC.
                          TO PURCHASE FOR CASH 449,652
                         ISSUED AND OUTSTANDING SHARES
                          AT NET ASSET VALUE PER SHARE

To Our Clients:

     Pursuant to your request, enclosed for your consideration are the Offer to Purchase, dated July 1, 1998, (the "Offer to Purchase") of The New South Africa Fund Inc. (the "Fund") and the related Letter of Transmittal pursuant to which the Fund is offering to purchase 449,652 shares of its issued and outstanding common stock, par value $0.001 per share (the "Shares"), for cash at a price equal to their net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on July 29, 1998, subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer").

     THE OFFER EXPIRES AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 29, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond July 29, 1998, the purchase price for Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended.

     The price for the Fund's shares on the NYSE has often been at a discount to their NAV. The Fund is making the Offer as part of a series of actions by the Fund's Board of Directors (the "Board") intended to reduce the size and persistence of the discount.

     In addition to the Offer, these other actions include (i) considering the implementation of a share repurchase program or a further self-tender offer for a number of Shares to be determined so as to seek to cause the discount to NAV to narrow to and remain at a level considered to be acceptable by the Board if, following the Expiration Date, the discount to NAV of the market price for the Fund's Shares reaches and persists at a level judged by the Board to be unacceptably high, and (ii) calling a special meeting of stockholders of the Fund on or about September 28, 1998 at which the Board expects to ask stockholders to vote to adopt a new fundamental policy enabling the Fund to conduct further tender offers. The Board also expects to ask stockholders to vote to adopt a new fundamental policy authorizing the Board to consider taking other actions the Board deems advisable should the Board come to the view that continuing to operate the Fund as a closed-end management investment company is no longer economically feasible or in the best interests of all stockholders.

     The Board believes that the Offer and the other actions it has taken or plans to take are in the best interests of all stockholders of the Fund.

     The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

     Your attention is called to the following:

          (1) The purchase price is the NAV determined as of the close of the regular trading session of the NYSE on July 29, 1998, subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

          (2) The Offer is for 449,652 of the issued and outstanding Shares of the Fund and is not conditioned upon any minimum number of outstanding Shares being tendered, but is subject to certain conditions set
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     forth in the Offer to Purchase. Under the conditions described in the Offer to Purchase, the Fund may terminate or amend the Offer or may postpone the acceptance for payment of, payment for or purchase of any Shares.

          (3) A stockholder wishing to accept the Offer must tender, or cause the tender of, all Shares actually or constructively owned by the stockholder, pursuant to Section 318 of the Internal Revenue Code of 1986, as amended, as of the date of purchase of Shares pursuant to the Offer. Stockholders should consult their tax advisers as to the application of the constructive ownership rules of Section 318.

          (4) Assuming more than 449,652 Shares are duly tendered prior to the expiration of the Offer (as extended), the Fund will purchase Shares from tendering stockholders in accordance with the terms and conditions specified in the Offer to Purchase pro rata in accordance with the number of Shares tendered by each stockholder during the period the Offer remains open, unless the Fund determines not to purchase any Shares.

          (5) Tendering stockholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund pursuant to the Offer; however, a broker, dealer or other person may charge a fee for processing the transactions on behalf of stockholders. Stockholders are not required to pay a service charge to the Fund or the Depositary in connection with their tender of Shares.

     If you wish to have us tender your Shares, please so instruct us by completing, executing and returning to us the instruction form on the reverse side hereof.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 29, 1998, UNLESS EXTENDED.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. To the extent that the securities laws of any jurisdiction would require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                                  Very truly yours,

                                                  THE NEW SOUTH AFRICA FUND INC.

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

                      INSTRUCTIONS REGARDING THE OFFER BY

                         THE NEW SOUTH AFRICA FUND INC.
                          TO PURCHASE FOR CASH 449,652
                         ISSUED AND OUTSTANDING SHARES
                          AT NET ASSET VALUE PER SHARE

     THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF SUCH FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF. THE DEPOSITARY MUST RECEIVE YOUR SHARES ON OR PRIOR TO JULY 29, 1998.
     DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES. The undersigned acknowledge(s) receipt of your letter and the enclosed
Offer to Purchase, dated July 1, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by The New South Africa Fund Inc. (the "Fund") to purchase 449,652 shares of its issued and outstanding common stock, par value $0.001 per share (the "Shares") at the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange on July 29, 1998 (or, if the Offer is extended, on the new Expiration Date), on the terms and subject to the conditions of the Offer.
     The undersigned hereby instructs you to tender to the Fund all Shares that are held by you for the account of the undersigned, including all Shares held by you and all uncertificated Shares that may be held for the account of the undersigned by the Fund's transfer agent pursuant to the Fund's Dividend Reinvestment Plan, upon the terms and subject to the conditions of the Offer.
     The undersigned hereby represents and warrants that: (i) the Shares which you are being instructed to tender hereby represent and will represent all Shares actually owned by the undersigned as of the date of purchase of Shares pursuant to the Offer, and all Shares constructively owned by the undersigned as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer; (ii) the undersigned has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (iii) the tender of such Shares complies with Rule 14e-4.

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Account Number:
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Tax Identification or Social Security Number:
                                                       ---------------------------------------------

Name(s) of Beneficial Owner(s):
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                                                                      (Please Print)

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                                                                      (Please Print)

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                                                                      (Please Print)

Address:
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Area Code and Telephone Number:
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                                                              (Signature of beneficial owner)

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                                                       (Signature of additional beneficial owner, if
                                                                           any)

Date:           , 1998

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